Second Amendment
To The BankBoston, N.A. Excess Benefit
Supplemental Employee Retirement Plan

          The BankBoston, N.A. Excess Benefit Supplemental Employee Retirement Plan (formally The First National Bank of Boston Excess Benefit Supplemental Employee Retirement Plan) is hereby amended as follows:

1. Section 2(a) is hereby restated in its entirety as follows:
(a)	“Plan” means the BankBoston, N.A. Excess Benefit Supplemental Employee Retirement Plan as set forth herein and as from time to time amended.
2. Section 2(b) is hereby restated in its entirety as follows:
(b)	“Employer” means BankBoston, N.A. and such of its affiliates which participate in the Plan.
3. Section 2(d) is hereby restated in its entirety as follows:
(d)	“Corporation” means BankBoston Corporation.
4. Section 2(e) is hereby restated in its entirety as follows:
(e)	“Bank” means BankBoston, N.A.
5. Section 2(g) is hereby restated in its entirety as follows:
(g)	“Retirement Plan” means the BankBoston Cash Balance Retirement Plan.
6.	Sections 2(j), 2(k), 2(l), 2(n), 2(o) and 2(p) are hereby deleted in their entirety and Section 2(j) is replaced with the following:
(j)	“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(I)	There is an acquisition of control of the Corporation as defined in Section 2(a)(2) of the Bank Holding Corporation Act of 1956, or

any similar successor provision, as in effect at the time of the acquisition; or
(II)	Continuing Directors constitute two-thirds or less of the membership of the Board, whether as the result of a proxy contest or for any other reason or reasons; or
(III)
Any Person is or becomes the beneficial owner (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding voting securities; or
(IV)
There is consummated a merger or consolidation (or similar transaction) of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (i) a merger or consolidation (or similar transaction) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in those persons who are Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board or the board of such surviving or parent entity immediately after, or subsequently at any time as contemplated by or as a result of, such merger or consolidation (or similar transaction) or (ii) a merger or consolidation effected to implement a recapitalization or restructuring of the Corporation or any of its subsidiaries (or similar transaction) in which no Person acquired twenty-five percent (25%) or more the combined voting power of the Corporation’s then outstanding securities; or
(V)
The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets (or any transaction having a similar effect), other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity in which the holders of the voting securities (entitled to vote generally for the election of directors) of the Corporation immediately prior to such sale of disposition continue to own proportionally and beneficially directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of such entity outstanding immediately after such sale or disposition and which would result in those persons who are Continuing Directors immediately prior to such sale or disposition constituting more than two-thirds (2/3) of the membership of the Board or the board of such entity immediately after, or subsequently at any time as contemplated by or as a result of such sale or disposition.

          “Board” shall mean the Board of Directors of the Corporation.

          “Corporation” shall mean BankBoston Corporation and (except in determining whether or not any Change in Control of the Corporation has occurred in connection with such succession) any successor to its business and/or assets which assumes or agrees to continue this Plan, by operation of law or otherwise.

          “Continuing Director” shall mean any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than the date (1) the Corporation enters into any agreement, the consummation of which would result in the occurrence of a Change in Control, (2) the Corporation or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control, or (3) any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act, as amended), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding securities (entitled to vote generally for the election of directors), or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

          “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Corporation, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation.